UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012 (June 22, 2012)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 150 Minnetonka, MN		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Agreement

On June 22, 2012, TH TRS Corp. (“TRS”), an indirect wholly-owned subsidiary of Two Harbors Investment Corp. (the “Company”), as seller, and the Company, as guarantor, amended the Master Repurchase Agreement (the “Repurchase Agreement”) with Barclays Bank PLC, as purchaser and agent (“Barclays”). The amendment allows TRS the ability to use the Repurchase Agreement to finance mortgage loans that are not also subject to the Forward AAA Agreement (as defined below). Additionally, the amendment clarifies, among other things, the timing of confirmations and margin notices issued under the Repurchase Agreement, the payment of certain fees with respect to loans committed for purchase by Barclays and the responsibility for costs associated with the due diligence of the mortgage loans.

Also on June 22, 2012, TRS amended its Amended and Restated Forward AAA Securities Agreement (the “Forward AAA Agreement”) with Barclays to, among other things, limit certain fees and the application of loan level representations contained in the Repurchase Agreement only to mortgage loans subject to both the Repurchase Agreement and the Forward AAA Agreement, clarify the timing of confirmations issued under the Repurchase Agreement and address other matters to conform to the amendments under the Repurchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, the provisions of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Amendment No. 3 to Master Repurchase Agreement dated June 22, 2012 among TH TRS Corp., Two Harbors Investment Corp., and Barclays Bank PLC

99.2	Amendment No. 2 to Amended and Restated Forward AAA Securities Agreement dated June 22, 2012 between TH TRS Corp. and Barclays Bank PLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
Secretary and Deputy General Counsel

Date: June 27, 2012